Consulting Agreement

     This Agreement is made as of the 16th day of November, 1999 by and between VirtualSellers.com Inc., having its business offices at 120 N. LaSalle Street Suite 1000 Chicago IL, 60602 (the "Company" and VME. Corp. with principal offices at 4474 Club Drive Atlanta GA 30319 (the "Consultant").

                                   WITNESSETH:

     WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. Retention. The Company hereby retains the Consultant to perform nonexclusive Consulting services related to corporate finance and other matters, and the consultant hereby accepts such retention and shall undertake reasonable efforts to perform for the Company the duties described herein. In this regard, subject to paragraph 6 hereof, the Consultant shall devote such time and attention to the business of the Company, as shall be determined by the Consultant, in its sole discretion, subject to the direction of the Chairman of the Company.

a). The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company and at the Company's request, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including the following,

(i)     review  the  Company's  managerial  and  financial  requirements;

(ii)     identify  and  close  merger  and  acquisition  candidates;

(iii) analyze and assess alternatives for the Company, presented by the Company for raising capital, including public or private offerings of the Company's securities; and

(iv) identify and make known to the Company candidates for the purpose of the Company's issuance of private placement securities;

(v) Perform the applicable investment banking activities to inure the Company's qualification for NASDAQ listing.

b). At the Consultant's request, the Company will provide "due diligence" presentations to the Consultant.

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2.     Term.  The  Consultant's  retention  hereunder shall be for a term of two years commencing on the date of this Agreement. Either party upon 60 days prior written notice to the other may terminate this Agreement.

3. Compensation. For its consulting services hereunder, the Company shall grant to the Consultant a warrant (the "Warrant") to purchase 500,000 shares of Common Stock of the Company exercisable for two (2) years from the date hereof at a price of $.13 per share. The Warrant shall be in a form to be mutually agreed upon by the parties. The Consultant's Warrant shall have anti-dilution provisions for stock dividends, splits, mergers, sale of substantially all of the Company's assets, sale of stock at below the then current exercise price of the Consultant's Warrant, and for other unusual events (other than employee benefit and stock option plans for employees and advisors of the Company). The said Warrant shall be issued in the following manner,

(i)     100,000  issued  at  time  of  the  agreement  hereof;

(ii) 100,000 on the sixth consecutive month and every sixth month thereafter up to an including the twenty forth month.

     In lieu of any cash payment required by the Consultant in connection with the exercise of the consultant Warrant, the Holder(s) of the Consultant's Warrant shall have the right at any time and from time to time to exercise the Consultant's Warrant in full or in part by surrendering the Warrant Certificate as payment of the aggregated Exercise Price. The number of shares within the Warrant Certificate to be surrendered in payment of the aggregate Exercise Price for the shares within the Consultant's Warrant to be exercised shall be determined by multiplying the number of the shares within the Consultant's Warrant to be exercised Price per share, and then dividing the product thereof by the amount equal to the Market Price per share, minus the Exercise Price. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date which the form of election is deemed to have been sent company ("Notice Date") or (ii) as the average of the Market Prices for each of the five trading days proceeding the Notice, whichever of (i) or (ii) is greater.

     The Company will reserve and at all have available a sufficient number of shares of its common stock to be issued upon the exercise of the Consultant's Warrant.

     The Company also agrees to grant to the Consultant, subject to the conditions listed below, the right to demand registration of the Common Stock issuable upon exercise of the Warrant referred to above, on up to two (2) occasions with all expenses of the first registration to be born by the Company and all expenses of the second registration to be born by the Consultant; provided, however, that such demand registration right shall be exercisable commencing one (1) year from the date of this Agreement.

     In addition, the Company shall, subject to the conditions listed below, "piggy back" registration rights to include the shares of Common Stock issue upon exercise of the Warrant in any registration statement filed by the Company under the Securities Act of 1933 relating to an underwriting of the shares of common stock or other security. Inclusion of such shares is subject

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to  the  willingness  of  the  managing underwriter(s) to include said shares of
Common Stock. In the event that the Company grants registration rights to ant other shareholder on terms and conditions the Consultant deems to be more favorable than these granted hereunder, the Company agrees to grant the same rights to the Consultant.

     Notwithstanding any of the foregoing, The Company shall issue to the Consultant 150,000 of the Warrants herein stated it conditions of either of the foregoing (i) The Company commences a termination of the agreement hereof and or
(ii)  The  Company  enters  into  a  consolidation  by  way  of  an acquisition.

     4. Expenses. The Company agrees to reimburse the Consultant for reasonable expenses incurred by the Consultant in connection with the services rendered hereunder, including but not limited to the Consultant's due diligence activities with respect to the Company. Any such expenses shall require the prior approval of the Company.

     5. Indemnification. The Company agrees to indemnify and hold harmless the Consultant and its affiliates, the respective directors, officers, partners, agents and employees and each other person, if any, controlling the Consultant or any of its affiliates (collectively the "Consultant Parties"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorney's fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, its agents or employees. Consultant will indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company (the "Company Parties") from and against all losses, claims, damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of the Consultant. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or the Consultant as applicable, of any loss, claim, damage or expense for which the Company or the Consultant as applicable, may become liable pursuant to this section, shall not pay, Settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or to mitigate actual or potential damages. The scope of this indemnification between the Consultant and the Company shall be limited to, and pertain only certain transactions contemplated or entered into pursuant only to this investment Banking Agreement.

     The Company or the Consultant or the Consultant, as application, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notices the party claiming the right claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification within 15 days of notice of the claim.

     The rights stated pursuant to the preceding two paragraph shall be in addition to any rights that the Consultant the Company, or any other person entitled to indemnification may have in common law otherwise including but not limited to, any right to contribution.

6. Status of Consultant. The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

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7.     Other  Activities  of  Consultant.  The  company  recognizes  that  the
Consultant now renders and may continue to render financial consulting and other investment banking services to other companies that may or may not conduct business and activities similar to those of the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes, in its sole discretion.

8. Control. Nothing contained here shall be deemed to require the Company to take any contrary to its Certificate of Incorporation or By-Laws, or any applicable statue or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

9. Notices. Any notice hereunder shall be send to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice will be given, by giving written notice to the other of such change of address in the manner herein provided.

10. Governing Law; Venue and Jurisdiction. This Agreement has been made in the State of Illinois and shall be construe and governed in accordance with the laws thereof without regard to conflicts of laws. Any proceeding commenced by either party to enforce, or interpret any provision of, this Agreement shall be brought in Cook County. The Company hereby submits to the jurisdiction of the courts of the State of Illinois purposes.

11. Entire Agreement. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

12. Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto and respective heirs, administrators, successors, assigns. The Company may not assign this Agreement without prior written consent of the Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement he day and year first above written

VirtualSellers.com  Inc.
President                                                  /s/  Leah  A.  Slavny
                                                         Consultant  VME.  Corp.